Exhibit 32.2
CERTIFICATE PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
The undersigned, Tyler Yoesting, Acting Chief Financial Officer of Fiesta Restaurant Group, Inc. (the "Company"), hereby certifies, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:
(1) The Company's Annual Report on Form 10-K for the period ended January 1, 2023, as filed with the Securities and Exchange Commission on the date hereof (the "Annual Report"), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2) The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ TYLER YOESTING
Tyler Yoesting
Acting Chief Financial Officer, Vice President, Corporate Controller and Chief Accounting Officer
March 2, 2023